Exhibit 99.1

OfficeMax Incorporated

263 Shuman Boulevard

Naperville, IL 60563

News Release

OfficeMax Contacts

Mike Steele	Tony Giuliano
630 864 6826	630 864 6800

For Immediate Release: May 8, 2012

OFFICEMAX REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

TOTAL SALES AND ADJUSTED OPERATING INCOME HIGHER VERSUS PRIOR YEAR PERIOD

Naperville, Ill. – OfficeMax® Incorporated (NYSE:OMX), a leader in office supplies, technology and services, today announced the results for its fiscal first quarter ended March 31, 2012.

Consolidated Results

Reported Results

Total sales were $1,872.9 million in the first quarter of 2012, an increase of 0.5% from the first quarter of 2011. For the first quarter of 2012, OfficeMax reported operating income of $17.8 million, compared to $28.6 million in the first quarter of 2011, and net income available to OfficeMax common shareholders of $4.9 million, or $0.06 per diluted share, compared to $11.4 million, or $0.13 per diluted share, in the first quarter of 2011.

Adjusted Results

Results for the first quarter 2012 include charges recorded in our Retail segment related to store closures in the U.S. The effect of these charges reduced operating income by $25.3 million, and net income by $15.4 million, or $0.18 per diluted share. Excluding this item, adjusted operating income in the first quarter of 2012 was $43.1 million, or 2.3% of sales, an increase of 51% from $28.6 million, or 1.5% of sales, in the first quarter of 2011. Adjusted net income available to OfficeMax common shareholders in the first quarter of 2012 was $20.3 million, or $0.23 per diluted share, compared to $11.4 million, or $0.13 per diluted share, in the first quarter of 2011.

“We are off to a good start in 2012 and the team delivered solid first quarter results,” said Ravi Saligram, President and CEO of OfficeMax. “We are making steady progress in executing the early stages of our strategic plan.”

(in millions, except per-share amounts)	1Q12	1Q11
Sales	$1,872.9	$1,863.0
Sales growth or decline (from prior year period)	0.5%	-2.8%
Gross profit	$482.8	$474.5
Gross profit margin	25.8%	25.5%
Adjusted operating income*	$43.1	$28.6
Adjusted operating income margin*	2.3%	1.5%
Adjusted diluted income per common share*	$0.23	$0.13

*	Adjusted operating income, adjusted operating income margin, adjusted net income available to OfficeMax common shareholders, and adjusted diluted income per share are non-GAAP financial measures that exclude the effect of certain charges described in the footnotes to the accompanying financial statements. A reconciliation to the company’s GAAP financial results is included in this press release. There were no adjustments for 1Q11.

Contract Segment Results

Contract segment sales increased 3.8% compared to the prior year period to $960.6 million in the first quarter of 2012 (an increase of 2.8% on a local currency basis).

(in millions)	1Q12	1Q11
Sales	$960.6	$925.7
Sales growth or decline (from prior year period)	3.8%	-3.9%
Gross profit margin	22.4%	22.2%
Segment income margin	2.8%	1.0%
Segment income	$27.1	$9.0

Contract segment gross profit margin increased to 22.4% in the first quarter of 2012 from 22.2% in the first quarter of 2011, reflecting lower occupancy expenses and modest improvements in customer margins, partially offset by increased freight and delivery expenses from higher fuel costs. Contract segment operating, selling and general and administrative expenses as a percentage of sales decreased to 19.6% in the first quarter of 2012 from 21.2% in the first quarter of 2011 primarily due to lower payroll and benefit expense due to reorganizations and facility closures in 2011 and lower marketing expense in the first quarter of 2012. Contract segment income was $27.1 million, or 2.8% of sales, in the first quarter of 2012 compared to $9.0 million, or 1.0% of sales, in the first quarter of 2011.

Retail Segment Results

Retail segment sales decreased 2.7% to $912.3 million in the first quarter of 2012 compared to the first quarter of 2011, reflecting a same-store sales decrease of 2.1% due to reduced store transactions.

(in millions)	1Q12	1Q11
Sales	$912.3	$937.3
Same-store sales decline (from prior year period)	-2.1%	-1.2%
Gross profit margin	29.3%	28.7%
Segment income margin	2.5%	2.7%
Segment income	$22.8	$25.6

Retail segment gross profit margin increased to 29.3% in the first quarter of 2012 from 28.7% in the first quarter of 2011, due to reduced occupancy and inventory shrinkage expense, and unfavorable import duties in the first quarter of 2011, which were partially offset by increased delivery expense due to higher fuel costs and discounting of products at stores that were closed during the quarter. Retail segment operating, selling and general and administrative expenses as a percentage of sales were 26.8% in the first quarter of 2012 and 26.0% in the first quarter of 2011. The increase was due primarily to slightly higher store bonus expense and higher spending associated with our growth and profitability initiatives. Retail segment income was $22.8 million, or 2.5% of sales, in the first quarter of 2012 compared to $25.6 million, or 2.7% of sales, in the first quarter of 2011.

OfficeMax ended the first quarter of 2012 with a total of 958 Retail stores, consisting of 874 Retail stores in the U.S. and 84 Retail stores in Mexico. During the first quarter of 2012, OfficeMax closed 23 stores in the U.S. and opened 1 store in the U.S. and 2 stores in Mexico.

Corporate and Other Segment Results

The Corporate and Other segment includes support staff services and certain other expenses that are not fully allocated to the Retail and Contract segments. Corporate and Other segment operating, selling and general and administrative expenses was $6.8 million in the first quarter of 2012 compared to $6.0 million in the first quarter of 2011. The increase was due to $3.8 million of income in the first quarter of 2011 related to an adjustment in the cash surrender value of our company-owned life insurance policies in the first quarter of 2011, partially offset by reduced spending and lower pension expense in 2012.

Balance Sheet and Cash Flow

As of March, 2012, OfficeMax had total debt of $269 million, excluding $1,470 million of non-recourse debt related to timber securitization notes that have recourse limited to the timber installment notes receivable and related guarantees.

During the first three months of 2012, OfficeMax generated $86.5 million of cash provided by operations and invested $15.5 million for capital expenditures.

Outlook

Second Quarter 2012

Based on the current environment, OfficeMax anticipates that total company sales for the second quarter will be flat to slightly lower as compared to the second quarter of 2011, including the impact of foreign currency translation. Additionally, OfficeMax anticipates that for the second quarter of 2012, adjusted operating income margin will be approximately in line with the 1.1% for the prior year period, reflecting minimal incentive compensation expense in the second quarter of 2011.

Full Year 2012

For the full year 2012, OfficeMax anticipates that total company sales will be flat to slightly higher than the prior year, including the projected favorable impact of foreign currency translation in 2012 and excluding the additional week in 2011, which generated $86 million in sales. For the full year 2012, OfficeMax anticipates that adjusted operating income margin will be approximately in line with, to slightly higher than, the 1.7% for the prior year.

Bruce Besanko, EVP, Chief Financial Officer and Chief Administrative Officer of OfficeMax, said, “Our more positive full year outlook is reflective of the traction we’re gaining on initiatives, as well as our continued focus on cost control.”

The company’s full year 2012 outlook also includes the following:

•	Capital expenditures of approximately $75-100 million, primarily related to IT, ecommerce, and infrastructure investments and upgrades

•	Depreciation & amortization of approximately $75-85 million

•	Pension expense of approximately $3 million and cash contributions to the frozen pension plans of approximately $30 million

•	Interest expense of approximately $68-73 million and interest income of approximately $41-45 million

•	An adjusted effective tax rate approximately in line with the adjusted effective tax rate in the full year 2011

•	Cash flow from operations exceeding capital expenditures

•	A net reduction in Retail store count for the year with up to 35 store closures and 1-2 store openings in the U.S., as well as 8-10 store openings and 1-2 store closures in Mexico.

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Management believes that these forward-looking statements are reasonable. However, the company cannot guarantee that the macroeconomy will perform within the assumptions underlying its projected outlook; that its initiatives will be successfully executed and produce the results underlying its expectations, due to the uncertainties inherent in new initiatives, including customer acceptance, unexpected expenses or challenges, or slower-than-expected results from initiatives; or that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. These statements are based on current expectations and speak only as of the date they are made. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the company that may cause results to differ from expectations are included in the company’s Annual Report on Form 10-K for the year ended December 31, 2011, under Item 1A “Risk Factors”, and in the company’s other filings with the SEC.

Conference Call Information

OfficeMax will host a webcast and conference call with analysts and investors to review its first quarter 2012 financial results today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live audio webcast of the conference call can be accessed via the Internet by visiting the OfficeMax website at investor.officemax.com. The webcast and a podcast will be archived and available online for one year following the call and will be posted on the “Presentations” page located within the “Investors” section of the OfficeMax website.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in integrating products, solutions and services for the workplace, whether for business or at home. The OfficeMax mission is simple: We provide workplace innovation that enables our customers to work better. The company provides office supplies and paper, in-store print and document services through OfficeMax ImPress®, technology products and solutions, and furniture to businesses and consumers. OfficeMax customers are served by approximately 29,000 associates through e-commerce, more than 900 stores, direct sales and catalogs. OfficeMax has been named one of the 2012 World’s Most Ethical Companies, and is the only company in the office supply industry to receive Ethics Inside® Certification by the Ethisphere Institute. To find the nearest OfficeMax, call 1-877-OFFICEMAX. For more information, visit www.officemax.com.]

All trademarks, service marks and trade names of OfficeMax Incorporated used herein are trademarks or registered trademarks of OfficeMax Incorporated. Any other product or company names mentioned herein are the trademarks of their respective owners.

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OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(thousands)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$501,329	$427,111
Receivables, net	549,759	558,635
Inventories	751,401	821,999
Deferred income taxes and receivables	65,017	63,382
Other current assets	67,357	67,847

Total current assets	1,934,863	1,938,974

Property and equipment:
Property and equipment	1,319,736	1,308,637
Accumulated depreciation	(954,284)	(943,701)

Property and equipment, net	365,452	364,936

Intangible assets, net	81,904	81,520
Timber notes receivable	899,250	899,250
Deferred income taxes	352,549	370,439
Other non-current assets	421,178	414,156

Total assets	$4,055,196	$4,069,275

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$40,670	$38,867
Accounts payable	612,556	654,918
Income taxes payable	5,217	9,553
Accrued liabilities and other	321,572	309,963

Total current liabilities	980,015	1,013,301

Long-term debt, less current portion	228,631	229,323
Non-recourse debt	1,470,000	1,470,000

Other long-term obligations:
Compensation and benefits	389,744	393,293
Other long-term liabilities	361,235	362,442

Total other long-term liabilities	750,979	755,735

Noncontrolling interest in joint venture	35,661	31,923

Shareholders’ equity:
Preferred stock	28,726	28,726
Common stock	216,440	215,397
Additional paid-in capital	1,016,015	1,015,374
Accumulated deficit	(496,525)	(500,843)
Accumulated other comprehensive loss	(174,746)	(189,661)

Total shareholders’ equity	589,910	568,993

Total liabilities and equity	$4,055,196	$4,069,275

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Quarter Ended
	March 31,	March 26,
	2012	2011
Sales	$1,872,912	$1,863,001
Cost of goods sold and occupancy costs	1,390,136	1,388,489

Gross profit	482,776	474,512
Operating, selling and general and administrative expenses	439,662	445,900
Other operating expenses (a)	25,266	—

Total operating expenses	464,928	445,900

Operating income	17,848	28,612

Other income (expense):
Interest expense	(18,364)	(18,767)
Interest income	10,819	11,020
Other income, net	240	38

	(7,305)	(7,709)

Pre-tax income	10,543	20,903
Income tax expense	(3,629)	(7,670)

Net income attributable to OfficeMax and noncontrolling interest	6,914	13,233
Joint venture results attributable to noncontrolling interest	(1,526)	(1,330)

Net income attributable to OfficeMax	5,388	11,903

Preferred dividends	(530)	(537)

Net income available to OfficeMax common shareholders	$4,858	$11,366

Basic income per common share:	$0.06	$0.13

Diluted income per common share:	$0.06	$0.13

Weighted Average Shares
Basic	86,341	85,368
Diluted	87,326	86,427

(a)	First quarter 2012 includes charges recorded in our Retail segment of $25.3 million related to store closures in the U.S. The cumulative effect of these charges reduced net income by $15.4 million, or $0.18 per diluted share for 2012.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(thousands)

	Quarter Ended
	March 31,	March 26,
	2012	2011
Cash provided by operations:
Net income attributable to OfficeMax and noncontrolling interest	$6,914	$13,233
Items in net income not using cash:
Depreciation and amortization	19,091	20,918
Other	25,345	5,915
Changes in operating assets and liabilities:
Receivables	25,580	996
Inventory	79,894	98,538
Accounts payable and accrued liabilities	(51,069)	(128,296)
Current and deferred income taxes	(1,540)	4,312
Other	(17,707)	(14,745)

Cash provided by operations	86,508	871

Cash used for investment:
Expenditures for property and equipment	(15,532)	(17,012)
Proceeds from sale of assets	1,591	72

Cash used for investment	(13,941)	(16,940)

Cash used for financing:
Cash dividends paid	—	(1,142)
Changes in debt, net	496	274
Other	(854)	(2,863)

Cash used for financing	(358)	(3,731)

Effect of exchange rates on cash and cash equivalents	2,009	1,565
Increase (decrease) in cash and cash equivalents	74,218	(18,235)
Cash and cash equivalents at beginning of period	427,111	462,326

Cash and cash equivalents at end of period	$501,329	$444,091

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	March 31, 2012			March 26, 2011
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Sales	$1,872.9	$—	$1,872.9	$1,863.0	$—	$1,863.0
Cost of goods sold and occupancy costs	1,390.1	—	1,390.1	1,388.5	—	1,388.5

Gross profit	482.8	—	482.8	474.5	—	474.5

Operating expenses:
Operating, selling and general and administrative expenses	439.6	—	439.6	445.9	—	445.9
Other operating expenses (a)	25.3	(25.3)	—	—	—	—

Total operating expenses	464.9	(25.3)	439.6	445.9	—	445.9

Operating income	17.8	25.3	43.1	28.6	—	28.6

Other income (expense):
Interest expense	(18.4)	—	(18.4)	(18.8)	—	(18.8)
Interest income	10.8	—	10.8	11.0	—	11.0
Other income, net	0.2	—	0.2	0.1	—	0.1

	(7.4)	—	(7.4)	(7.7)	—	(7.7)

Pre-tax income	10.5	25.3	35.8	20.9	—	20.9
Income tax expense	(3.6)	(9.8)	(13.5)	(7.7)		(7.7)

Net income attributable to OfficeMax and noncontrolling interest	6.9	15.4	22.4	13.2	—	13.2
Joint venture results attributable to noncontrolling interest	(1.5)	—	(1.5)	(1.3)	—	(1.3)

Net income attributable to OfficeMax	5.4	15.4	20.8	11.9	—	11.9

Preferred dividends	(0.5)	—	(0.5)	(0.5)	—	(0.5)

Net income available to OfficeMax common shareholders	$4.9	$15.4	$20.3	$11.4	$—	$11.4

Basic income per common share:	$0.06	$0.18	$0.24	$0.13	$—	$0.13

Diluted income per common share:	$0.06	$0.18	$0.23	$0.13	$—	$0.13

Weighted Average Shares
Basic	86,341		86,341	85,368		85,368
Diluted	87,326		87,326	86,427		86,427

Note:	Totals may not foot / crossfoot due to rounding

(a)	First quarter 2012 includes charges recorded in our Retail segment of $25.3 million related to store closures in the U.S. The cumulative effect of these charges reduced net income by $15.4 million, or $0.18 per diluted share for 2012.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONTRACT SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	March 31, 2012		March 26, 2011
Sales	$960.6		$925.7

Gross profit	215.3	22.4%	205.5	22.2%
Operating, selling and general and administrative expenses	188.2	19.6%	196.5	21.2%

Segment income	$27.1	2.8%	$9.0	1.0%

Note:	Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain operating items that are not indicative of our core operations such as severance, facility closures and adjustments, and asset impairments. These certain operating items are reported on the other operating expenses line in the Consolidated Statements of Operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

RETAIL SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	March 31, 2012		March 26, 2011
Sales	$912.3		$937.3

Gross profit	267.5	29.3%	269.0	28.7%
Operating, selling and general and administrative expenses	244.7	26.8%	243.4	26.0%

Segment income	$22.8	2.5%	$25.6	2.7%

Note:	Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain operating items that are not indicative of our core operations such as severance, facility closures and adjustments, and asset impairments. These certain operating items are reported on the other operating expenses line in the Consolidated Statements of Operations.

Reconciliation of non-GAAP Measures to GAAP Measures

In addition to assessing our operating performance as reported under U.S. generally accepted accounting principles (GAAP), we evaluate our results of operations before non-operating legacy items and operating items that are not indicative of our core operating activities such as severance, facility closure and adjustments, and asset impairments. We believe our presentation of financial measures before, or excluding, these items, which are non-GAAP measures, enhances our investors’ overall understanding of our recurring operational performance and provides useful information to both investors and management to evaluate the ongoing operations and prospects of OfficeMax by providing better comparisons. Whenever we use non-GAAP financial measures, we designate these measures as “adjusted” and provide a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. In the preceding tables, we reconcile our non-GAAP financial measures to our reported GAAP financial results for the first three months of 2012 and 2011.

Although we believe the non-GAAP financial measures enhance an investor’s understanding of our performance, our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures we use may not be consistent with the presentation of similar companies in our industry. However, we present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what we believe to be our ongoing business operations.